UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2020

Square, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37622	80-0429876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1455 Market Street, Suite 600

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(415) 375-3176

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0000001 par value per share	SQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indentures

On November 13, 2020, Square, Inc. (the “Company”) entered into an Indenture (the “2026 Indenture”) relating to the issuance of $575 million aggregate principal amount of its 0% Convertible Senior Notes due 2026 (the “2026 Notes”), and an Indenture (the “2027 Indenture” and, together with the 2026 Indenture, the “Indentures”) relating to the issuance of $575 million aggregate principal amount of its 0.25% Convertible Senior Notes due 2027 (the “2027 Notes” and, together with the 2026 Notes, the “Notes”), in each case, with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The 2026 Notes will not bear interest other than under the circumstances and in the amounts described in the 2026 indenture and the principal will not accrete. The 2027 Notes will bear interest at a rate of 0.25% per year, payable semi-annually on May 1 and November 1 of each year, beginning on May 1, 2021. The 2026 Notes will mature on May 1, 2026, and the 2027 Notes will mature on November 1, 2027, in each case, unless earlier converted, redeemed or repurchased.

The initial conversion rate for each series of the Notes is 3.3430 shares of Class A Common Stock per $1,000 principal amount of such Notes (which is equivalent to an initial conversion price of approximately $299.13 per share. The conversion rate for each series of Notes will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the relevant Indenture) or a notice of redemption, the Company will, in certain circumstances, increase the conversion rate of the relevant series of Notes by a number of additional shares for a holder that elects to convert all or a portion of its Notes of such series in connection with such make-whole fundamental change or that elects to convert such Notes that are subject to such notice of redemption.

Prior to the close of business on the business day immediately preceding February 1, 2026, in the case of the 2026 Notes, and prior to the close of business on the business day immediately preceding August 1, 2027, in the case of the 2027 Notes, the Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after March 31, 2021 (and only during such calendar quarter), if the last reported sale price of the Class A Common Stock for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the relevant series of Notes on each applicable trading day; (2) during the five business day period after any five consecutive trading day period in which, for each trading day of that period, the trading price per $1,000 principal amount of 2026 Notes or 2027 Notes, as applicable, for such trading day was less than 98% of the product of the last reported sale price of the Class A Common Stock and the conversion rate for such series of Notes on each such trading day; (3) if the Company calls any or all of the Notes for redemption, such Notes called for redemption may be converted at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate transactions. On or after February 1, 2026, in the case of the 2026 Notes, and on or after August 1, 2027, in the case of the 2027 Notes, until the close of business on the second scheduled trading day immediately preceding the relevant maturity date, holders of the relevant series of Notes may convert all or a portion of their Notes of such series regardless of the foregoing conditions. Upon conversion, the Notes will be settled in cash, shares of the Class A Common Stock or any combination thereof at the Company’s option.

The Company may not redeem the 2026 Notes prior to November 5, 2023, and the Company may not redeem the 2027 Notes prior to November 5, 2024. The Company may redeem for cash all or any part of the Notes, at its option, on or after November 5, 2023, in the case of the 2026 Notes, and on or after November 5, 2024, in the case of the 2027 Notes, if the last reported sale price of its Class A Common Stock has been at least 130% of the conversion price for the relevant series of Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the series of Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

Upon the occurrence of a fundamental change (as defined in the relevant Indenture) prior to the relevant maturity date, holders of the relevant series of Notes may require the Company to repurchase all or a portion of the Notes of such series for cash at a price equal to 100% of the principal amount of the series of Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are the Company’s general unsecured obligations and will rank senior in right of payment to any existing and future indebtedness that is contractually subordinated to the Notes; rank equal in right of payment with the Company’s existing and future senior unsecured indebtedness that is not so subordinated, including the Company’s 0.375% Convertible Senior Notes due 2022, its 0.50% Convertible Senior Notes due 2023, and its 0.125% Convertible Senior Notes due 2025; effectively rank junior in right of payment to any of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and be structurally subordinated to all indebtedness and other liabilities (including trade payables) of subsidiaries of the Company.

The following events are considered “events of default” with respect to a series of Notes, which may result in the acceleration of the maturity of such Notes:

(1) the Company defaults in any payment of interest on the Notes of such series when due and payable and the default continues for a period of 30 days;

(2) the Company defaults in the payment of principal on the Notes of such series when due and payable at the stated maturity, upon any optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3) failure by the Company to comply with its obligation to convert the Notes of such series in accordance with the relevant Indenture upon exercise of a holder’s conversion right and such failure continues for a period of three business days;

(4) failure by the Company to comply with its obligations under the relevant Indenture with respect to consolidation, merger and sale of assets of the Company;

(5) failure by the Company to give a fundamental change notice or notice of a specified corporate transaction when due with respect to the Notes of such series;

(6) failure by the Company to comply with any of its other agreements contained in the Notes of such series or the relevant Indenture, for a period 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes of such series then outstanding has been received;

(7) default by the Company or any of its significant subsidiaries (as defined in the relevant Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the case of clauses (i) and (ii), such default is not cured or waived, such acceleration is not rescinded or such indebtedness is not paid or discharged, as the case may be, within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of Notes of such series then outstanding in accordance with the relevant Indenture; and

(8) certain events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries (as defined in the relevant Indenture).

If such an event of default, other than an event of default described in clause (8) above with respect to the Company, occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes of such series by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes of such series to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of, and accrued and unpaid interest on, the Notes of such series will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest on the Notes of such series, if any, will be due and payable immediately.

The foregoing description is qualified in its entirety by reference to the text of the 2026 Indenture, the Form of 0% Convertible Senior Note due 2026, the 2027 Indenture, and the Form of 0.25% Convertible Senior Note due 2027, which are attached as Exhibits 4.1, 4.2, 4.3, and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Convertible Note Hedge Transactions

As previously disclosed in the Company’s Current Report on Form 8-K filed on November 10, 2020, the Company entered into a purchase agreement on November 9, 2020 with Goldman Sachs & Co. LLC, as representative of the several initial purchasers (the “Initial Purchasers”), to issue and sell $500 million aggregate principal amount of the 2026 Notes and $500 million aggregate principal amount of 2027 Notes. In addition, the Company granted the Initial Purchasers 30-day options to purchase up to an additional $75 million aggregate principal amount of 2026 Notes and up to an additional $75 million aggregate principal amount of 2027 Notes on the same terms and conditions to cover over-allotments, if any. The Initial Purchasers exercised their over-allotment options in full on November 11, 2020, and a total of $575 million aggregate principal amount of 2026 Notes were issued on November 13, 2020 and a total of $575 million aggregate principal amount of 2027 Notes were issued on November 13, 2020.

On November 11, 2020, in connection with the exercise of the Initial Purchasers’ over-allotment options, the Company entered into privately negotiated convertible note hedge transactions (the “Convertible Note Hedge Transactions”) with respect to the Company’s Class A common stock, par value $0.0000001 per share (the “Class A Common Stock”), with each of Citibank, N.A., Wells Fargo Bank, National Association, HSBC Bank USA, National Association, Goldman Sachs & Co. LLC, and Barclays Bank PLC (collectively, the “Counterparties”). The Company paid an aggregate amount of approximately $24.7 million to the Counterparties for the Convertible Note Hedge Transactions.

The forms of confirmation for the Convertible Note Hedge Transactions were previously filed as Exhibit 10.2 and Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on November 10, 2020.

Warrant Transactions

In addition, concurrently with entering into the Convertible Note Hedge Transactions, on November 11, 2020, the Company separately entered into privately negotiated warrant transactions, whereby the Company sold to the Counterparties warrants expiring in 2026 (the “2026 Warrants”) and warrants expiring in 2027 (the “2027 Warrants” and collectively with the 2026 Warrants, the “Warrants”) to acquire, collectively, subject to anti-dilution adjustments, approximately 0.5 million shares of the Class A Common Stock at an initial strike price of approximately $368.16 per share, in the case of the 2026 Warrants, and approximately $414.18 per share, in the case of the 2027 Warrants, which represents a premium of approximately 100% and 125%, respectively, over the last reported sale price of the Class A Common Stock of $184.08 on November 9, 2020. The Company received aggregate proceeds of approximately $17.3 million from the sale of the Warrants to the Counterparties.

The forms of confirmation for the 2026 Warrants and 2027 Warrants were previously filed as Exhibit 10.4 and Exhibit 10.5, respectively, to the Company’s Current Report on Form 8-K filed on November 10, 2020.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated November 13, 2020, by and between Square, Inc. and The Bank of New York Mellon Trust Company, N.A. (2026 Notes)

4.2	Form of 0% Convertible Senior Note due 2026 (included in Exhibit 4.1).

4.3	Indenture, dated November 13, 2020, by and between Square, Inc. and The Bank of New York Mellon Trust Company, N.A. (2027 Notes)

4.4	Form of 0.25% Convertible Senior Note due 2027 (included in Exhibit 4.3).

104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQUARE, INC.

Date: November 13, 2020	By:	/s/ Sivan Whiteley
Sivan Whiteley General Counsel and Corporate Secretary